Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Stratus Properties Inc.:

We consent to the incorporation by reference in this Registration Statement on the Form S-8 of our reports dated March 28, 2013 relating to the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting, included in the December 31, 2012 annual report on Form 10-K of Stratus Properties Inc., incorporated by reference herein.

/s/ BKM Sowan Horan, LLP

Addison, Texas

August 15, 2013